Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the use in this Amendment No. 2 to Registration Statement No. 333-194473 on Form S-1 of our report dated February 19, 2015 related to the financial statements of Virtu Financial, Inc. appearing in the Prospectus, which is part of this Registration Statement.

          We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

New York, NY
February 19, 2015